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                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-131974) and related Prospectus of Reliv' International, Inc. for the registration of 2,300,000 shares of its common stock and to the incorporation by reference therein of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Reliv' International, Inc., Reliv' International, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Reliv' International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


St. Louis, Missouri
February 22, 2006